                                                                       Exhibit j

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees
Domini Institutional Trust:

We consent to the use of our reports, dated September 3, 2004, incorporated by reference in the Registration Statement (Form N-1A) of the Domini Institutional
Trust and to the references to our Firm under the headings "Financial
Highlights" in the Prospectus and "Independent Registered Public Accounting
Firm," in the Statement of Additional Information, as filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 13 to the
Registration Statement under the Securities Act of 1933 (File No. 333-14449) and in this Amendment No. 16 to the Registration Statement under the Investment
Company Act of 1940 (File No. 811-07599).

/s/ KPMG LLP

Boston, Massachusetts
November 24, 2004